UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant To Section 13 Or 15(D) of The Securities Exchange Act of 1934

       Date of report (date of earliest event reported): February 17, 2006
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                              GLOBALNET CORPORATION
             (Exact name of registrant as specified in its charter)


           Nevada                      000-24962               75-2863583
(State or Other Jurisdiction          (Commission             (IRS Employer
      of Incorporation)               File Number)          Identification No.)

              2616 South Loop West, Suite 660, Houston, Texas 77054
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (832) 778-9591

                           Copy of correspondence to:

                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                     Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencementcommunications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 Other Events

      Globalnet Corporation (the "Company") provides the following information as an update on its current financial condition and operations. All statements, other than statements of historical facts, included in this report regarding the Company's strategy, expected future financial position, development and marketing of products, competitive position, and plans and objectives of management are forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "will" and other similar expressions help identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, the statements regarding the treatment of various financial instruments and the related charge to earnings, the impairment of goodwill, the continued implementation of the Company's strategic plan, the expected future monthly losses, the availability and terms and conditions of new financing, and the impact of capital allocation decisions should new financing be obtained, are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company's business and the telecommunications industry in which the Company operates. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the Company's forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes. In addition, the forward looking financial information presented below was prepared using very basic information and assumptions which did not include all, information and assumptions generally used in the preparation of forward looking financials. Furthermore, the forwarding looking financial information presented below assumes the Company is able to obtain funding when needed and on reasonable terms. There can be no assurance when or if the Company will obtain funding or the terms of any such funding. At the present time the Company does not have sufficient cash to fund its operations. The Company's forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that the Company may make. The Company does not assume any obligation to update any forward-looking statements.

Best of Show Award

      The Company announced on February 16, 2006 that its iDial-IP Turn-Key VoIP Solution was named winner for a second year of a "Best of Show" award at Technology Marketing Corporation (TMC)'s INTERNET TELEPHONY Conference and EXPO East 2006. The Company's press release is attached herein as an exhibit.

Status of Financial Statements and Audits

      As previously disclosed, the Company engaged in conversations with the Securities and Exchange Commission (the "SEC") on a variety of accounting issues in early to mid-2005. On February 11, 2006, the Company re-initiated contact with the SEC via a request for guidance (the "Request") with the Office of the Chief Accountant.

      The primary purpose of the Request was to seek guidance on the treatment of certain convertible notes and preferred stock (the "Instruments") issued during 2003, and possibly requiring derivative accounting treatment under Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" and Emerging Issues Task Force ("EITF") No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock."

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      From informal guidance received from the SEC, the Company believes that it is likely the Instruments will ultimately be determined to qualify for derivative treatment. The accounting charge that would result from this accounting treatment substantially reflects the significant rise in the price of the Company's common stock during the fourth quarter of 2003, followed by the steep decline in 2004. Although the Company has not completed its analysis and the estimate has not been audited, the Company has advised the SEC that the fourth quarter charge to earnings could approximate $500 million dollars, and that this charge will significantly be recovered as income in 2004 as the common stock price declined. The Company has asked the SEC for guidance as to whether this accounting result is truly reflective of underlying economic activity in the Company's stock, especially as the issue relates to certain accounting literature exceptions that are available to non-public companies.

      Guidance received will ultimately impact the Company's recording of the Instruments in 2004 through 2006, and will also affect the accounting for new convertible instruments in those years. The Company does not know the final result of this re-initiation of contact with the SEC, nor the timing thereof. As a result, the Company's previous estimate of being fully current in its filings by March 31, 2006 is unlikely to be achieved, although the great majority of work associated with the 2003 to 2004 periods is expected to be completed by that date.

      The Company also expects, subject to audit, to report a major impairment of goodwill and other intangible assets, at December 31, 2003.

Finances and Operations Related Update

      Due to the incomplete nature of its work associated with the 2003 to 2005 audits, discussed above, the Company is able to provide only limited financial statement information:

      - the Company's revenue for the fourth quarter of 2005 is expected to approximate $1.5 million, with gross margin in the 3-6% range. Revenues for the first quarter of 2006 are projected to approximate $1.3 million, with gross margins in the 6% range. Wholesale activities have been reoriented, with an ultimate goal that these activities will exist primarily to support and differentiate the VOIP product lines. This reorientation will result in slow revenue growth in the wholesale offerings, with only minimal margin expansion expected. In subsequent periods of 2006, the Company expects to show slow revenue and margin growth in its VOIP product lines;

      - the Company's cash consumption, excluding audit related expenses, has been reduced to the approximate $250,000 per month range. The Company's goal, subject to accomplishment of its VOIP revenue targets, is to reduce this cash consumption on a month over month basis for the balance of the year;

      - the Company's relocation of its primary switching facility from San Antonio to Houston, Texas has been substantially completed;

      - the Company continues to settle claims and contingencies, as it deems appropriate and necessary. In February 2006, the Company settled a three year commitment for cable service in San Antonio, Texas, and expects to engage in discussions relating to other long-term commitments associated with its San Antonio location. The Company cannot currently estimate the ultimate result of these other negotiation efforts.

      As disclosed in its Current Report on Form 8-K, filed January 20, 2006, the Company has sold $675,000 in callable secured convertible notes (the "Notes") pursuant to a Securities Purchase Agreement (the "SPA") for an aggregate of $1,500,000 in Notes with certain investors (the "Investors"). While the SPA contemplates monthly purchases of the Notes, under defined conditions either the Company or the Investors may decline to proceed with additional

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purchases of the Notes. There is no assurance that additional purchases of the
Notes will occur, and should such a circumstance occur, it is likely that the Company would have insufficient funds to continue operations. Assuming the investors purchase the remaining $825,000 of the Notes, the anticipated monthly funding schedule is likely to be less, month over month, mirroring the projected reduced cash consumption projections discussed above. The Company is behind on its original expectations relative to this funding schedule. Should the Company be unable to achieve the revenue or cost reduction goals, discussed above, the anticipated funding schedule would not be sufficient to fund the Company's revised operations.

      The Notes, together with approximately $9,000,000 in face amount of callable secured convertible notes also issued to the Investors (the "Previous Notes"), are convertible into our common stock, at the Investors' option, at a conversion price, equal to the lower of (i) $0.0036 or (ii) 20% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of February 16, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.0001 and, therefore, the conversion price for the secured convertible notes was $.00002. Certain of the Company's debt instruments originated in periods prior to October 2003; accordingly, such debt instruments may be converted to common stock which may be sold pursuant to Rule 144(k).

      The Company's Articles of Incorporation currently allow for issuance of a maximum of 20,000,000,000 shares of common stock. Currently, the Company has approximately 9,300,000,000 shares outstanding, including conversions of Previous Notes, leaving an unissued balance of authorized shares that is not sufficient to service the maximum requirements of all of its convertible securities. In the event we are unable to obtain an increase in our authorized common stock, we will be required to repay the convertible debenture and we will be subject to penalties associated with such failure to deliver shares of common stock upon conversion of the debentures as well as prepayment penalties. In addition, the Investors, which have a secured lien on all of our assets and intellectual property, would be entitled to foreclose on our assets and intellectual property. In the event that the foregoing were to occur, significant adverse consequences to the Company would be reasonably anticipated. Although no notice of default has been received from the Investors, all Previous Notes are in default under numerous covenants.

Item 9.01 Financial Statements and Exhibits

Exhibit No.   Description

99.1          Press Release

                                    SIGNATURE

      Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            GLOBALNET CORPORATION

                                            By:  /s/ MARK T. WOOD
                                                 -------------------
                                                   Mark T. Wood, CEO

Dated:  February 17, 2006

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